EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126809, No. 333-52384 and No. 333-50276 on Form S-8 of Central Valley Community Bancorp of our report dated March 12, 2009 relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2008.

/s/ Perry-Smith LLP

Sacramento, California
March 19, 2009